Exhibit 99.1
As of June 30, 2026
TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

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A.INVESTMENT OBJECTIVE AND STRATEGY/ACCOUNT COMPOSITION
A1.    About the TIAA Real Estate Account
A2.    What is the investment objective and the investment strategy of the Real Estate Account?
A3.    What can the Real Estate Account invest in?
A4.    Are investments in the Real Estate Account leveraged?
A5. Are the Real Estate Account’s investments wholly-owned or are there joint venture partnerships?
A6. Is the Real Estate Account invested in any international properties?
A7. What is the Real Estate Account’s asset allocation across property types and regions?

B.ACCOUNT MANAGEMENT AND PROCESS
B1.    How is the Real Estate Account managed?
B2.    How is the real estate research function organized?
B3.    How are properties selected for the Real Estate Account?
B4.    How are properties allocated between the various real estate portfolios managed by TIAA or its affiliates?
B5.    Who manages the properties owned by the Real Estate Account?
B6.    Why is the expense ratio of the Real Estate Account higher than that of other TIAA products?
B7.    What is the Real Estate Account’s policy on holding cash?

C.ACCOUNT AND PROPERTY VALUATION
C1.    How are properties in the Real Estate Account valued?
C2.    How are daily unit values derived for the Real Estate Account when real estate transactions don’t occur every day?
C3.    What is a capitalization rate?

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Exhibit 99.1
As of June 30, 2026
TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

D.INVESTOR TRANSACTIONS
D1.    How often can I transfer/sell units in and out of the Real Estate Account?
D2.    Why are transfers in and out of the Real Estate Account limited?
D3.    How does the Real Estate Account guarantee liquidity?
D4.    What is the role of the independent fiduciary as it pertains to TIAA’s ownership of liquidity units?
E.ANNUITIZATION FROM THE REAL ESTATE ACCOUNT
E1.    What is an annuity?
E2.    Do I have to annuitize my Real Estate Account balance?
E3.    If I annuitize my accumulation, how often will my payments change?
F.ACCOUNT INVESTMENT RISKS
F1.    What are the Real Estate Account’s investment risks?
F2.    Are the properties in the Real Estate Account insured for losses due to natural disasters, terrorism or vandalism?
F3.    How is investment risk managed in the Real Estate Account?
G.PERFORMANCE: RISK INDICATORS
G1.    What is the Real Estate Account’s beta?
G2.    What is the Real Estate Account’s volatility and how does it compare to that of other asset classes?
G3.    Is the Real Estate Account a good diversifier?
G4.    What is the Sharpe Ratio of the Real Estate Account?
H.PERFORMANCE: RETURN INDICATORS
H1.    What are the historical total returns of the Real Estate Account?
H2.    How do the Real Estate Account returns compare to public stock and bond investments?
H3. What are the Real Estate Account’s comparison indices and how does the Real Estate Account’s performance compare to that of comparison indices?
H4.    What is the difference between the actual total returns and the adjusted total returns?
H5.    What are the Internal Rates of Return (IRR) for the Real Estate Account?
H6.    Is the Real Estate Account included in a GIPS compliant composite?

Exhibit 99.1
As of June 30, 2026
TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

I.MISCELLANEOUS
I1.    Is there a difference between investing in the Real Estate Account and a mutual fund that invests in REITs (Real Estate Investment Trusts)?
I2.    Is there a real estate peer group or Morningstar category for the Real Estate Account?
I3.    Where can I get more detailed information about the Real Estate Account?

FREQUENTLY ASKED QUESTIONS
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A. INVESTMENT OBJECTIVE AND STRATEGY/ACCOUNT COMPOSITION
A1. ABOUT THE TIAA REAL ESTATE ACCOUNT
The TIAA Real Estate Account (the "Account") provides individual plan participants, under individual and group accumulating annuity contracts and payout annuity contracts, the ability to make an allocation to an investment option focused primarily on directly-owned real estate and real estate related assets while offering guaranteed daily liquidity, subject to certain restrictions and limitations.
Please see the TIAA Real Estate Account Prospectus for more information.
A2. WHAT IS THE INVESTMENT OBJECTIVE AND THE INVESTMENT STRATEGY OF THE REAL ESTATE ACCOUNT?
Investment Objective
The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed, daily liquidity.
Investment Strategy
The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments (including real estate-related securities). The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, including the four primary sectors of office, industrial, multi-family, retail, and alternative real estate sectors (such alternative sectors are defined as real estate outside of the four primary sectors noted above). The Account is targeted to hold between 65% and 85% of its net assets in such direct ownership interest at any time. These ownership interests may be held through joint ventures. As of June 30, 2026, the Account held 20.5% of its total investments via joint ventures. On a long-term basis, the Account targets to hold no more than 10% of its net assets in liquid real estate-related securities, such as equity interests in public real estate investment trusts. As of June 30, 2026 the Account did not own any liquid real estate-related securities.
The Account will invest the remaining portion of its assets in liquid, fixed income investments: namely, U.S. Treasury securities, securities issued by U.S. or foreign government agencies or sponsored entities, corporate debt securities, asset-backed securities, reverse repurchase agreements, money market instruments and stock of companies that do not primarily own or manage real estate. The Account targets to hold not less than 15% and not more than 25% of its net assets in such liquid, fixed income investments.
However, from time to time the Account’s liquid, fixed income investments (which are intended to comprise between 15% and 25% of the Account’s net assets) will comprise less than 15% of the Account’s assets, particularly during and immediately following periods of significant net participant outflows. In addition, the Account, from time to time and on a temporary basis, may hold in excess of 25% of its net assets in liquid, fixed income securities, particularly during times of significant inflows into the Account and/or when there is a lack of attractive real estate-related investments available in the marketplace.
Finally, primarily due to management’s need to manage fluctuations in cash, in particular during and immediately following periods of significant investor net transfer activity into or out of the Account, it may, on a temporary basis (i) exceed the upper end of its targeted holdings (currently 35% of the Account’s net assets) in liquid securities of all types, including both liquid, fixed income securities and liquid real estate-related securities, such as real estate investment trusts ("REITs") and commercial mortgage-backed securities (“CMBS”), or (ii) be below the low-end of its targeted holdings in such liquid securities (currently targeted at 15% of the Account’s net assets).

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A3. WHAT CAN THE REAL ESTATE ACCOUNT INVEST IN?
The Account can invest in, but is not limited to investing in, the following:
Real estate-related assets:
▪Direct ownership interests in domestic and foreign real estate;
▪Direct ownership of real estate through interests in joint ventures;
▪Indirect interests in real estate through real estate-related securities; such as:
–private real estate limited partnerships and limited liability companies (collectively, "real estate funds");
–real estate operating businesses;
–investments in equity or debt securities of companies whose operations involve real estate (i.e., that primarily own or manage real estate) which may not be real estate investment trusts ("REITs"),
–domestic or foreign loans, including conventional commercial mortgage loans, participating mortgage loans, secured domestic and foreign mezzanine loans, subordinated loans and collateralized mortgage obligations, including commercial mortgage-backed securities ("CMBS"), collateralized mortgage obligations ("CMOs"), and other similar investments; and
–public and/or privately placed, domestic and foreign, registered and unregistered equity investments in REITs, which investments may consist of registered or unregistered common or preferred stock interests.
Liquid, fixed income investments:
▪U.S. Treasury securities or U.S. Government agency securities;
▪Reverse repurchase agreements. These are transactions in which the Account purchases securities with a contractual obligation to resell them at a specific date and price, generally overnight or with a short maturity;
▪Intermediate-term or long-term government related instruments, such as bond or other fixed-income securities issued by U.S. Government agencies, U.S. states or municipalities or U.S. Government-sponsored entities as well as foreign governments and their agencies (including those in emerging markets) and supranational or multinational organizations (e.g., European Union);
▪Intermediate-term or long-term non-government related instruments, such as corporate debt securities, domestic or foreign mezzanine or other debt, and structured securities, (e.g. unsecured debt obligations with a return linked to the performance of an underlying asset). Such structured securities may include asset-backed securities
(“ABS”) issued by domestic or foreign entities, mortgage backed securities (“MBS”), residential mortgage backed securities (“RMBS”), debt securities of foreign governments, and collateralized debt (“CDO”), collateralized bond (“CBO”) and collateralized loan (“CLO”) obligations, but only if such non-government related instruments are investment-grade securities;
▪Money market instruments and other cash equivalents. These will usually be high-quality, short-term debt instruments, including U.S. Government or government agency securities, commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities; and
▪To a limited extent, privately issued (or non-publicly traded) debt securities, including Rule 144A securities, issued by domestic and foreign companies that do not primarily own or manage real estate, but only if such domestic and foreign privately issued debt securities are investment-grade securities.

Please see the TIAA Real Estate Account Form 10-Q for its latest portfolio composition.
A4. ARE INVESTMENTS IN THE REAL ESTATE ACCOUNT LEVERAGED?
Yes, the Account uses leverage with certain limitations. The Account may borrow money at the Account level and/or assume or obtain a mortgage on an individual investment or property, i.e., make leveraged real estate investments. Under the Account’s current investment guidelines, management intends to maintain the Account’s “loan-to-value ratio” at or below 30% with a targeted loan-to-value ratio of 25% or less. The Account’s loan-to-value ratio at any time is based on the outstanding principal amount of the Account’s debt to the Account’s total gross asset value. This ratio will be measured at the time of any debt incurrence and will be assessed after giving effect thereto.
As of June 30, 2026, the Account’s loan-to-value ratio was approximately 18.0%. As the Account’s total assets fluctuate from time to time (due to valuation adjustments on the underlying assets or otherwise), the Account’s total borrowings as a percentage of its assets will fluctuate, even without the incurrence of additional leverage at such

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time. On any individual property, leverage is limited to 70% of the value of the property at the time of purchase or when debt is placed. For example, if the Account purchases a property for $10 million, it may obtain a mortgage of $7 million and provide $3 million in cash. If a property purchased with debt declines in value, leverage may then exceed 70% of the value of the property.
On September 16, 2022, the Account entered into a credit agreement (the “Credit Agreement”) with a syndicate of third-party bank lenders, including JPMorgan Chase Bank, N.A., comprised of revolving credit loans ("Line of Credit") up to $500 million and up to $500 million in term loans ("Term Loans"). On August 11, 2023, the Credit Agreement was amended to increase the revolving credit loans commitment to $1.4 billion and convert the $500.0 million in outstanding term loans into revolving credit loans. The term loans may not be redrawn and all references to Term Loans have been removed from the agreement. The Account may use the proceeds of borrowings under the Credit Agreement for general organizational purposes in the ordinary course of business, including to finance certain real estate portfolio investments. The Account may prepay borrowings under the Credit Facility at any time during the life of the loan without penalty.
In June 2022, the Account entered into a note purchase agreement ("Note Purchase Agreement") with certain qualified institutional purchasers, pursuant to which the Account issued $500 million of debt securities (the "Senior Notes"). The Senior Notes include Series A senior notes and Series B senior notes, each of which mature in 2029 and 2032, respectively.
On March 21, 2023, the Account entered into another note purchase agreement (the "2023 Note Purchase Agreement") with certain qualified institutional investors. Under this second note purchase agreement, the Account agreed to issue on May 30, 2023, $400 million of debt securities, in the form of Series C senior notes (the "Series C Notes") that will mature in 2027.
On October 22, 2025, the Account entered into another note purchase agreement (the "2025 Note Purchase Agreement") with certain qualified institutional investors. Under this third note purchase agreement, the Account issued $700.0 million of debt securities, in the form of $375.0 million Series D senior note (the "Series D Notes") and $325.0 million Series E senior note (the "Series E Notes") that mature on October 22, 2030 and 2032, respectively.
On June 26, 2026, the Account amended and renewed the credit agreement (the “Credit Agreement”) originally established in 2022 with a syndicate of third-party bank lenders, including JPMorgan Chase Bank, N.A., comprised of revolving credit loans ("Line of Credit") up to $1.45 billion. The Account may use the proceeds of borrowings under the Credit Agreement for general organizational purposes in the ordinary course of business, including to finance certain real estate portfolio investments. The Account may prepay borrowings under the Credit Facility at any time during the life of the loan without penalty.
All of the Account's aggregate indebtedness, including the Line of Credit under the Credit Agreement, the Senior Notes under the 2022 Note Purchase Agreement, the Series C Notes under the 2023 Note Purchase Agreement and the Series D and E Notes under the 2025 Note Purchase Agreement, are included in the Account's loan-to-value ratio.
For more information, please refer to the general investment and operating policies section of the latest TIAA Real Estate Account’s Prospectus.
A5. ARE THE REAL ESTATE ACCOUNT’S INVESTMENTS WHOLLY-OWNED OR ARE THERE JOINT VENTURE PARTNERSHIPS?
The majority of the Account’s direct real estate investments are wholly-owned. The Account does hold a portion of its assets with co-ownership through a variety of joint ventures. As of June 30, 2026, the Account held 20.5% of its total investments via joint ventures.

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A6. IS THE REAL ESTATE ACCOUNT INVESTED IN ANY INTERNATIONAL PROPERTIES?
The Account from time to time may make foreign real estate and real estate-related investments. Such foreign investments have never represented more than 7.5% of the Account's net assets and management does not intend such foreign investments to exceed 10% of the Account's net assets. As of June 30, 2026, the Account held $169.3 million in foreign real estate investments, which represents 0.7% of net assets.
A7. WHAT IS THE REAL ESTATE ACCOUNT’S ASSET ALLOCATION ACROSS PROPERTY TYPES AND REGIONS?
The Account’s asset allocation by property type and region as of June 30, 2026 is as follows:

Region as of June 30, 2026%		Property Type as of June 30, 2026%
West	36.9%	Industrial	36.4%
South	35.0%	Apartment	26.3%
East	22.4%	Office	17.2%
Midwest	4.9%	Retail	12.8%
Foreign	0.8%	Other	7.3%
For more information on the Account’s current portfolio, please see the TIAA Real Estate Account 10-Q.
B. ACCOUNT MANAGEMENT AND PROCESS
B1. HOW IS THE REAL ESTATE ACCOUNT MANAGED?
The Account is managed by a dedicated portfolio management team of officers of Teachers Insurance and Annuity Association of America ("TIAA"). The TIAA portfolio management team is supported by members of Nuveen Real Estate, an affiliate of TIAA (“NRE”). The NRE team as well as real estate professionals of other TIAA affiliates are responsible for the management of approximately $137 billion (as of June 30, 2026) in global real estate investments, which includes assets outside of the Account's portfolio. In addition, the TIAA portfolio management team for the Account is supported by other real estate and investment professionals of other TIAA affiliates who manage direct real estate assets, real estate investment trusts (REITs), other real estate-related investments and the non-real estate related holdings of the Account including the Account's liquid, fixed income investments.
For more information, please see the latest TIAA Real Estate Account’s Prospectus- Appendix A, under the Portfolio Management Team section.
B2. HOW IS THE REAL ESTATE RESEARCH FUNCTION ORGANIZED?
The TIAA portfolio management team for the Account is supported by a dedicated team of five research professionals in NRE. Through a combination of internal analysis and a wide array of external data and resources, the NRE research team provides an in-depth evaluation of real estate and capital markets, local demographics and the underlying macroeconomic forces that affect real estate market conditions.
B3. HOW ARE PROPERTIES SELECTED FOR THE REAL ESTATE ACCOUNT?
An annual business plan is prepared that provides an overall strategy for the Account. As part of this plan, geographic markets and property type (sector) diversification are factors in the selection of properties. These decisions are driven by a variety of factors, including market conditions and how the property-type and location complement the Account’s existing assets. The strategy is implemented by Account management and a team of acquisition professionals.
B4. HOW ARE PROPERTIES ALLOCATED BETWEEN THE VARIOUS REAL ESTATE PORTFOLIOS MANAGED BY TIAA OR ITS AFFILIATES?
TIAA and its affiliates (including NRE and other subsidiaries of Nuveen) allocate new investments (including real property investments and commercial mortgages, but generally not real estate fund investments) among the

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accounts (including the Account) in accordance with a written allocation procedure as adopted by TIAA and such affiliates (including NRE) and modified from time to time. The allocation procedure is governed and administered by an NRE-based allocation committee that is comprised of the most senior investment professionals in NRE (the “NRE Allocation Committee”). The NRE Allocation Committee will have the ultimate responsibility for administering the allocation procedure.
Under the allocation procedure, an internal real estate acquisitions team adds transactions as they are identified into an internal deal pipeline. Proposed transactions in the pipeline are presented at regular internal real estate review meetings, at which the portfolio managers for each of the accounts evaluate acquisition opportunities which conform to the investment strategy of the applicable account. If only one portfolio manager is interested in making a bid to pursue the transaction, the transaction is allocated to that account and there is no change in the rotation order. However, if more than one account expresses an interest in a transaction in a particular sector, a rotation system (subject to the exception noted below) is generally used.
Under the rotation system, an allocations coordinator will allocate a transaction to the interested account in the top most position of the rotation for a specific real estate sector, but the applicable account will then drop to the bottom of the rotation for new or additional investment opportunities in that sector. This rotation system is employed on a sector-by-sector basis. As a result, an account (including the Account) could, at any one time, be at the top or the bottom of the rotation for new investment opportunities in any one or all of the sectors in which the Account could invest. If an account chooses not to pursue a transaction that has been allocated to it, the acquisitions team may bring the transaction back into the main rotation. New funds or accounts with the ability to invest in transactions without a co-investor (i.e., “stand alone” accounts), will be added to the main rotation. Where such new funds or accounts are a co-investor with TIAA as a joint venture partner and the portfolio manager for TIAA or NRE affiliate does not have discretion to deploy investors’ capital for acquisitions within such mandate (i.e., a non-discretionary mandate), such mandates will be part of a sub-rotation within the account that was allocated the transaction and will not have a separate place in the main rotation. New funds or accounts where TIAA is a joint venture partner and the portfolio manager for TIAA or NRE affiliate does have discretion to deploy investors’ capital for acquisitions within such mandate (i.e., a fully discretionary mandate), regardless of the ownership percentage, are added to the main rotation.
Also, there may be circumstances where multiple properties are presented to TIAA for sale as a single acquisition opportunity. In such instance, one or more accounts may participate in a portion of the portfolio and the NRE Investment Allocation Committee will have discretion to determine the method of allocation of the portfolio among interested accounts.
The allocation procedure contains substantive requirements for proceeding through the different stages of the bidding process prior to allocation to preserve the fairness, equability and transparency of the transaction. In addition, the allocation procedure permits deviations from the rotation system at the discretion of the NRE Allocation Committee with respect to certain structured real estate lending transactions or related securities in which the Account does not hold significant investments.
The work of the NRE Allocation Committee in administering the allocation procedure (including application of both exceptions noted above) is overseen and monitored by other senior officers of TIAA and its affiliates, including NRE and other subsidiaries of Nuveen, pursuant to TIAA’s and Nuveen’s existing compliance policies and processes.
For additional details, please see the latest TIAA Real Estate Account’s Prospectus, under the section “Establishing and Managing the Account - The Role of TIAA.”
B5. WHO MANAGES THE PROPERTIES OWNED BY THE REAL ESTATE ACCOUNT?
The Account typically hires nationally or regionally recognized commercial real estate property management firms, which have local companies or offices to perform the onsite daily management of the properties.

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B6. WHY IS THE EXPENSE RATIO FOR THE REAL ESTATE ACCOUNT HIGHER THAN THAT OF OTHER TIAA VARIABLE ANNUITY PRODUCTS?
The Account’s expense ratio is high in relation to other TIAA retirement products for several reasons. The Account incurs expenses that do not affect other TIAA investment products, including independent fiduciary fees, commercial real estate appraisal fees, and the liquidity guarantee premium (discussed below). The Account targets to have between 75% and 85% of the portfolio to be made up of commercial real estate, which is an illiquid and capital intensive asset class; however, the Account still provides investors daily liquidity.
The current total estimated annual expense deduction from the Account’s net assets is 0.855% for the period May 1, 2026 to April 30, 2027.
For more information, please see the TIAA Real Estate Account 10-K and the section of the latest TIAA Real Estate Account’s Prospectus entitled “Expense deductions.”
B7. WHAT IS THE REAL ESTATE ACCOUNT’S POLICY ON HOLDING CASH?
Cash and cash equivalents are generally held in the form of liquid securities that are easily converted to cash. Please see the FAQ - A3 above for additional information about liquid assets that the Account can hold.
C. ACCOUNT AND PROPERTY VALUATION
C1. HOW ARE PROPERTIES IN THE REAL ESTATE ACCOUNT VALUED?
The properties are valued on a fair value basis. Each property is valued quarterly by an independent third-party appraisers who are MAI (Member, Appraisal Institute) or its European equivalent, RICS (Royal Institute of Chartered Surveyors) certified appraisers. MAI and RICS are professional designations for appraisers who are experienced in the valuation and evaluation of commercial, residential and other types of properties. TIAA also has an internal appraisal staff that is generally comprised of MAI (or RICS) certified appraisers and oversees the entire appraisal process, in conjunction with the Account’s independent fiduciary. Additional appraisals and valuations of the Account’s properties may be performed outside of the quarterly appraisal process as facts and circumstances at a specific property change (for example, when bids are obtained for properties held for sale, and/or upon the insolvency of a large tenant or tenants). The Account’s independent fiduciary oversees the entire valuation process and can also require additional appraisals if it believes a property’s value might have changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior month.
The fair value of a real estate property is an estimate of the most probable price for which a property would sell in a competitive market environment under all conditions requisite to a fair sale. Determination of fair value involves judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction.
The property appraisals are performed in accordance with the Uniform Standards of Professional Appraisal Practices (USPAP), the real estate industry standards created by the Appraisal Foundation (or equivalent standards for a non-U.S. property). Where there is a mortgage on the property, it is valued and reported separately and the property is valued as if it were free and clear of the mortgage. When conducting appraisals, appraisers consider the three approaches to value: the cost approach, the sales comparison approach and the income approach. In most cases, when appraising an income-producing property, the income approach is the most relevant method, specifically the discounted cash flow analysis. However, in some cases, an income approach via direct capitalization may be appropriate.
For more information, please refer to the latest TIAA Real Estate Account 10-Q or the TIAA Real Estate Account’s Prospectus under the section “Valuing the Account’s Assets.”

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C2. HOW ARE DAILY UNIT VALUES DERIVED FOR THE REAL ESTATE ACCOUNT WHEN REAL ESTATE TRANSACTIONS DON’T OCCUR EVERY DAY?
The daily unit value of the Account is derived at the close of each business day. The Account’s daily unit values are primarily driven by the underlying values of the properties and other portfolio investments owned by the Account, but the daily value also takes into account the value of the Account’s other assets, an estimated daily equivalent of net operating income from its properties and other investments, actual net operating income (to the extent such item differs from the estimated income accrued) and the Account’s liabilities (including the fees and expenses attributable to operating the Account).
In general, the Account obtains appraisals for each real estate property on a quarterly basis, which is intended to result in appraisal adjustments, and thus adjustments to the valuation of the Account’s holdings (to the extent adjustments are needed) that happen regularly throughout each quarter and not on one specific day in each period. The remaining assets in the Account are primarily marketable securities that are priced on a daily basis.
Although the Account generally obtains appraisals on a quarterly basis (although more frequent valuations or appraisals may occur as specific facts and circumstances at a specific property change) as such, there may be circumstances in the interim in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals. For example, appraised property values may prove to be too high in a rapidly declining commercial real estate market, and appraised values may not reflect the actual realizable value of a real estate asset that would be obtained in a rush sale where time was of the essence.
For more information, please see the sections of the latest TIAA Real Estate Account’s Prospectus entitled “Valuing the Account’s Assets” and “Risks”.
C3. WHAT IS A CAPITALIZATION RATE?
A capitalization rate (cap rate) can be described as a property’s income yield, calculated as net operating income divided by property value and expressed as a percentage. It can be calculated using historical net operating income or projected net operating income. Cap rates are often used to estimate property values when detailed cash flow analyses are not available. Estimated cap rates are generally derived from observing sales prices of competitively similar properties adjusted for geographic and property specific differences.
D. INVESTOR TRANSACTIONS
D1. HOW OFTEN CAN I TRANSFER/SELL UNITS IN AND OUT OF THE REAL ESTATE ACCOUNT?
Transfers and Withdrawals out of the Account
Transfers out of the Account to a TIAA or CREF account or into another investment option can be executed at any time but are limited to once per calendar quarter, although some plans may allow systematic transfers that result in more than one transfer per calendar quarter and certain other limited exceptions to this restriction apply. Investors may make cash withdrawals subject to the terms of their employer's plan.
Transfers into the Account
Generally, investors may transfer funds into the Account at any time (subject to the terms of an employer’s plan and applicable law). Individual investors are limited from making “internal funding vehicle transfers” into their Account accumulation if, after giving effect to such transfer, the total value of such investor's Account accumulation (under all contracts issued to such investor) would exceed $150,000. This limitation may vary for certain IRA contracts issued in the state of Florida and is subject to certain exceptions, which are described below and identified in more detail in the relevant contract or endorsement form. As of the date hereof, all jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual investor will be reflected on his or her contract or endorsement form.

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This limitation applies only to contracts in the pay-in stage, i.e. deferred annuity contracts. The limitation will not apply to contracts in the pay-out stage, i.e. immediate annuity contracts and certain group contracts. Minimum Distribution Option (MDO) contracts will be subject to the limitation and treated like a deferred annuity contract.
Under this limitation, an “internal funding vehicle transfer” means the movement (or attempted movement) of accumulations from any of the following to the Account:
▪a TIAA Traditional Annuity accumulation,
▪a TIAA Real Estate Account accumulation (from one contract to another),
▪a companion College Retirement Equities Fund (CREF) certificate,
▪other TIAA insurance separate account accumulations, and
▪any other funding vehicle accumulation that is administered by TIAA or CREF on the same record-keeping system as the contract.

There are exceptions to this limitation, including:
▪Transfer Payout Annuity (TPA) payments
▪Any transaction arising from a TIAA-sponsored advice product/service

This limitation does not apply to most types of premium contributions. The $150,000 threshold, as well as the specific transactions to which the limitation applies, will be reevaluated periodically and may be adjusted by TIAA.
Please read the latest TIAA Real Estate Account’s Prospectus carefully for more information.
D2. WHY ARE TRANSFERS IN AND OUT OF THE REAL ESTATE ACCOUNT LIMITED?
Transfers in and out of the Account are limited because excessive transfer activity can make prudent cash management more challenging for the Account’s portfolio management team given the nature and scope of the assets in the Account's portfolio. The Account’s investment strategy is to invest between 75% and 85% of its net assets directly in real estate and real estate-related investments, and a key aspect of the Account’s strategy is not to be a market timer in purchasing and disposing of directly owned real estate properties. In essence, the Account is traditionally a real estate investor with a long-term investment perspective. Having inflows (and corresponding outflows) as predictable as possible allows the most efficient portfolio management from a long-term investment perspective, which we believe best serves the interests of investors. However, investors should be aware that the quarterly transfer restriction may limit their ability to exit the Account promptly in response to changing personal financial circumstances or adverse market conditions. Because transfers out of the Account are permitted only on a quarterly basis, investors who need rapid access to their funds may be unable to do so in a timely manner, which could result in opportunity costs or financial losses during periods of market stress or declining real estate valuations. This reduced flexibility is an inherent tradeoff of the Account's long-term investment strategy and investors should carefully consider whether the Account's liquidity constraints are consistent with their individual investment objectives, time horizon, and liquidity needs before investing or maintaining an allocation in the Account. Please refer to the Account's prospectus for a complete description of transfer restrictions, liquidity risk, and other material risks associated with investing in the Account.
In addition, the quarterly restriction on transfers out of the Account was imposed to dissuade investors with a short-term investment horizon and/or market timing strategists from using the Account for speculative purposes or short-term gains, which contributes to the detriment of all other investors by increasing the liquidity risk of the Account and thus the liquidity charge over time. Furthermore, real estate assets are not as liquid as public market securities; they generally require a longer-term investment horizon and require an extended period of time to buy and sell.
D3. HOW DOES THE REAL ESTATE ACCOUNT GUARANTEE LIQUIDITY?
The Account traditionally allocates a significant portion of its assets to liquid non-real estate-related investments, as well as to real estate related securities. The Account’s liquid assets, together with cash flow from operating activities and participant transactions, are available to purchase directly owned real estate, to meet the Account’s expense needs and to provide liquidity to Account investors, when an investor elects to redeem units, i.e., through cash withdrawals, benefit payments, or certain types of transfers. In addition, under the Account’s investment guidelines, the Account may borrow money (subject to the leverage limitations as explained in FAQ - A4) that may include

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borrowing from an unsecured line of credit, bank term loan, credit agreement, or note purchase or other type of debt securities offering.
The Account has historically held between 15% and 25% of its net assets in liquid, fixed income investments, i.e., U.S. Treasury securities, government agency bonds, reverse repurchase agreements and cash and commercial paper, in accordance with its stated investment strategy. In addition, the Account holds liquid real estate-related securities, such as REITs and commercial mortgage backed-securities, from time to time.
In the event that the Account’s level of liquidity is not sufficient to meet investor redemption demands, the TIAA General Account will purchase accumulation units issued by the Account (sometimes called liquidity units) in accordance with its liquidity guarantee. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Account.
Pursuant to its existing liquidity gurantee obligation, beginning August 31, 2023 through the year ended December 31, 2026, the TIAA General Account purchased a cumulative total of 1.8 million liquidity units issued by the Account, amounting to $911 million. The Account did not experience significant net contract owner outflows during the second quarter of 2026, and the TIAA General Account was not required to purchase any liquidity units.
For more information, please see the TIAA Real Estate Account 10-Q and the current TIAA Real Estate Account’s Prospectus under “Establishing and managing the Account - The role of TIAA” in the section entitled “Liquidity Guarantee”.
D4. WHAT IS THE ROLE OF THE INDEPENDENT FIDUCIARY AS IT PERTAINS TO TIAA’S OWNERSHIP OF LIQUIDITY UNITS?
As disclosed in the Account’s prospectus, among other responsibilities, the Account’s independent fiduciary, Situs AMC Real Estate Valuation Services, LLC (formerly known as RERC, LLC) has certain responsibilities with respect to TIAA’s purchase of liquidity units, including reviewing the purchase and redemption of liquidity units by TIAA to ensure the Account uses the correct unit values. In addition, the independent fiduciary’s responsibilities include establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”), creating a method for changing the trigger point, as well as participating in any reduction of TIAA’s ownership interest below the trigger point, and overseeing and approving the Account's Valuation Policy, among others.
For more information regarding the role of the independent fiduciary, please refer to the TIAA Real Estate Account’s Prospectus.
E. ANNUITIZATION FROM THE REAL ESTATE ACCOUNT
E1. WHAT IS AN ANNUITY?
Annuities are often guaranteed income insurance products. Fixed and Variable Annuities convert accumulations to a series of payments that you'll receive at a future date.
Please read the latest TIAA Real Estate Account's Prospectus carefully for more information.
E2. DO I HAVE TO ANNUITIZE MY REAL ESTATE ACCOUNT BALANCE?
No. Investors are not required to do so but have the option of annuitizing all of their Real Estate Account accumulations, some, or none at all.
E3. IF I ANNUITIZE MY ACCUMULATION, HOW OFTEN WILL MY PAYMENTS CHANGE?
Investors that choose to annuitize all or a portion of their Real Estate Account accumulations can opt to have payments change annually or monthly based of the performance of the Real Estate Account. The Real Estate Account annuity payments are variable and can increase or decrease either annually or monthly based on an Assumed Investment Return of 4%. The Real Estate Account’s Annuity Unit value is calculated separately for each Income Change Method for each Valuation Day. The Annuity Unit value for each Income Change Method is

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determined by updating the Annuity Unit value from the previous Valuation Day to reflect the net investment performance of the Account for the current Valuation Period relative to the 4% assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4% and decrease if the performance is less than 4%. The value is further adjusted to take into account any changes expected to occur in he future at revaluation either once a year or once a month, assuming the Account will earn the 4% assumed investment return in the future.
Please read the latest TIAA Real Estate Account's Prospectus carefully for more information.
F. ACCOUNT INVESTMENT RISKS
F1. WHAT ARE THE REAL ESTATE ACCOUNT’S INVESTMENT RISKS?
The Account is subject to certain risks, which include but are not limited to, market and investment style risk, as well as valuation risk. The ownership of real estate has specific risks in addition to the risks associated with general economic conditions, including fluctuations in property values, fluctuations in expenses, lower income than expected, risks associated with appraisals, risks associated with participant transactions, risks and costs associated with the use of leverage, potential uninsured losses, potential environmental problems and other possible liabilities. The Account’s concentration in the real estate asset class (and in particular, to the extent it may be concentrated in one sector within the real estate asset class, such as office or retail) makes it subject to greater risk and more volatility than diversified portfolios, and its value may be substantially influenced by economic events affecting the real estate industry at the time. In light of the sustained amount of net contract owner transfers out of the Account since August 2023, and the ongoing operation of the liquidity guarantee, the Account may not have enough available liquid assets to pursue, or consummate, new investment opportunities that are otherwise attractive to the Account. This, in turn, could harm or impair the Account's returns.
For a detailed discussion of the investment risks associated with the Real Estate Account, please see the TIAA Real Estate Account’s Prospectus, under the “Risks” section.
F2. ARE THE PROPERTIES IN THE REAL ESTATE ACCOUNT INSURED FOR LOSSES DUE TO NATURAL DISASTERS, TERRORISM OR VANDALISM?
The Account’s managers attempt to obtain comprehensive insurance on every building and property owned by the portfolio. Investors should be aware, however, that in individual markets, certain types of insurance coverage may be either unavailable or prohibitively priced, and that insurance coverage may not be adequate to cover all losses.
F3. HOW IS INVESTMENT RISK MANAGED IN THE REAL ESTATE ACCOUNT?
Investment risk is managed through geographic and property-type asset diversification, extensive analysis of tenants’ credit and appropriate diversification of future lease expirations. Investments are primarily made in core assets that are generally stable.
Please note that there are other risks associated with an investment in the Account. For more information, please see the section of the current TIAA Real Estate Account’s Prospectus entitled “Risks”.
G. PERFORMANCE: RISK INDICATORS
G1. WHAT IS THE REAL ESTATE ACCOUNT’S BETA?
The beta of a stock fund measures the relative volatility that a fund experiences in relation to the stock market as a whole, as measured by a specific market index (such as the S&P 500® Index). The Account invests in real properties and other real estate-related assets, including real estate investment trusts (REITs), and non-real estate-related assets such as short-term and other types of liquid, fixed income investments. Given that there is currently no publicly traded market or appropriate representative market index by which the Account can be appropriately compared, beta is not a meaningful measure for the Account.

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G2. WHAT IS THE REAL ESTATE ACCOUNT’S VOLATILITY AND HOW DOES IT COMPARE TO THAT OF OTHER ASSET CLASSES?
When investors measure risk, they typically refer to the volatility of returns over time. Volatility is captured in the statistical measurement of standard deviation, which illustrates the degree to which returns tend to deviate from an average over a specific period of time. Clearly, the smaller the standard deviation, the less variability in returns from period to period, and theoretically, the less ‘risky’ the investment. Of course, volatility characteristics may change over time. There may be periods of stability followed by periods of turbulence over the history of an asset class. The following table shows the volatility of annualized 3, 5 and 10 year returns of various asset classes compared to that of the Account.

STANDARD DEVIATION (%) ANNUALIZED AS OF JUNE 30, 2026

	3 YEARS	5 YEARS	10 YEARS	SINCE INCEPTION	INDEX
	07/01/2023 - 6/30/2026	07/01/2021 - 6/30/2026	07/01/2016 - 6/30/2026	10/2/1995 - 06/30/2026
TIAA Real Estate Account	2.5	3.9	3.0	3.6
Stocks	13.1	15.9	15.4	15.2	S&P 500® Index
Bonds	5.6	6.4	5.1	4.1	Bloomberg U.S. Aggregate Bond Index
Cash	0.2	0.6	0.6	0.6	FTSE 3Mo Treasury Index
REITs	16.7	19.0	17.3	19.3	FTSE NAREIT All Equity REITs Total Return Index
S&P 500 is a registered trademark and service mark of the McGraw-Hill Companies.
FTSE is a trademark of the London Stock Exchange plc and The Financial Times Limited. NAREIT (National Association of Real Estate Investment Trusts) is a trade association that represents U.S. real estate investment trusts (REITs) and publicly traded real estate companies.
Calculations based on monthly total returns. Index data source: Factset
As outlined in the table above, the volatility of the Account has been 2.5% over the past three years and 3.9% over the past five years, compared to the ten-year volatility of 3.0% and 3.6% since inception. The Account’s volatility over these periods is considerably below that of stocks and REITs as measured by the S&P 500 Index and the FTSE NAREIT All Equity REITs Total Return Index, respectively. The Account’s volatility is below that of bonds over the past three years, five, and ten years, as well as since inception as measured by the Bloomberg U.S. Aggregate Bond Index and, as expected, considerably above cash as measured by the FTSE 3 Month Treasury Index. There is no guarantee that such relative low volatility compared to stocks and REITs will continue going forward.
G3. IS THE REAL ESTATE ACCOUNT A GOOD DIVERSIFIER?
The adage “don’t put all your eggs in one basket” refers to the concept of diversification. In a financial environment, investing in asset classes that behave similarly is like putting all your eggs in the same basket. One indicator of the relationship between different asset classes is correlation. Correlation is a statistical measure that indicates how closely together the returns of two asset classes move over time. An asset class is considered a good portfolio diversifier if its correlation to other asset classes in a portfolio is low or negative. Correlations range from -1.0 to 1.0. A correlation of 1.0 indicates that the assets’ returns move together in unison, e.g., when Asset A increases by 10%, Asset B increases by 10% as well. Conversely, a correlation of -1.0 indicates that the assets move in opposite directions, e.g., when Asset A increases by 10%, Asset B decreases by 10%.

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CORRELATION MATRIX
Ten-Year Period Ended June 30, 2026
	TIAA REA	STOCKS	BONDS	CASH	REITs	INDEX
TIAA REAL ESTATE ACCOUNT (REA)	1.00	-0.26	-0.38	-0.66	-0.06
STOCKS	-0.26	1.00	0.33	0.08	0.76	S&P 500® Index
BONDS	-0.38	0.33	1.00	0.28	0.62	Bloomberg U.S. Aggregate Bond Index
CASH	-0.66	0.08	0.28	1.00	0.03	FTSE 3Mo Treasury Index
REITs	-0.06	0.76	0.52	0.03	1.00	FTSE NAREIT All Equity REITs Total Return Index
S&P 500 is a registered trademark and service mark of the McGraw-Hill Companies.
FTSE is a trademark of the London Stock Exchange plc and The Financial Times Limited. NAREIT (National Association of Real Estate Investment Trusts) is a trade association that represents U.S. real estate investment trusts (REITs) and publicly traded real estate companies.
Correlation matrix based on quarterly total returns.
Index data source: Factset, NCREIF
The Account’s correlation to stocks, bonds, cash and REITs is low, at -0.26, -0.38, -0.66 and -0.06, respectively. REITs by comparison have shown a relatively strong correlation to stocks, at 0.76.
While the table above shows correlation of the Account to major stock, bond and cash indices, the following table illustrates the correlation of the NCREIF Property Index (NPI) to the same indices. This information is provided in order to illustrate correlation of the core, domestic real estate asset class to stocks and bonds, as opposed to correlation of the Account. This information is provided in order to illustrate correlation of the core, domestic real estate asset class to stocks and bonds, as opposed to correlation of the Account. Correlations may vary over time and could increase during market stress.

CORRELATION MATRIX
Ten-Year Period Ended June 30, 2026
	NPI	STOCKS	BONDS	CASH	REITs	INDEX
NPI	1.00	-0.22	-0.34	-0.65	-0.02
STOCKS	-0.22	1.00	0.33	0.08	0.76	S&P 500® Index
BONDS	-0.34	0.33	1.00	0.28	0.62	Bloomberg U.S. Aggregate Bond Index
CASH	-0.65	0.08	0.28	1.00	0.03	FTSE 3Mo Treasury Index
REITs	-0.02	0.76	0.52	0.03	1.00	FTSE NAREIT All Equity REITs Total Return Index
Correlation matrix based on quarterly total returns.
Index data source: Factset, NCREIF
S&P 500 is a registered trademark and service mark of the McGraw-Hill Companies. FTSE is a trademark of the London Stock Exchange plc and The Financial Times Limited. NAREIT (National Association of Real Estate Investment Trusts) is a trade association that represents U.S. real estate investment trusts (REITs) and publicly traded real estate companies.

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G4. WHAT IS THE SHARPE RATIO OF THE REAL ESTATE ACCOUNT?
The Sharpe ratio is one commonly used indicator of an investment's risk adjusted return. The Sharpe ratio measures excess return per unit of risk. In other words, the Sharpe ratio of an investment measures additional return above a risk-free rate (typically measured as the interest rate on a three-month US treasury bill) divided by the investment risk, or standard deviation of returns. A higher Sharpe ratio indicates a higher risk-adjusted return.

The following table shows the three-year, five-year, ten-year and since inception Sharpe ratios of the Real Estate
Account and those of stocks, bonds and REITs, as represented by the S&P 500 Index, Bloomberg U.S. Aggregate
Bond Index and the FTSE NAREIT All Equity REITs Total Return Index, respectively.

SHARPE RATIOS AS OF JUNE 30, 2026

	3 YEARS	5 YEARS	10 YEARS	SINCE INCEPTION	INDEX
	07/01/2023 - 6/30/2026	07/01/2021 - 6/30/2026	07/01/2016 - 6/30/2026	10/2/1995 - 06/30/2026
TIAA REAL ESTATE ACCOUNT	-2.7	-0.7	0.1	0.8
STOCKS	1.2	0.6	0.9	0.5	S&P 500® Index
BONDS	-0.1	-0.6	-0.2	0.5	Bloomberg U.S. Aggregate Bond Index
REITs	0.3	0.0	0.2	0.4	FTSE NAREIT All Equity REITs Total Return Index
Sharpe ratio chart based on monthly total returns.
Index data source: Factset
As of June 30, 2026, the Real Estate Account had higher Sharpe ratios over the ten-year periods compared to bonds. The Real Estate Account also had the highest Sharpe ratio since inception period (since 10/1995) compared to stocks, bonds and REITs.
H. PERFORMANCE: RETURN INDICATORS
1. WHAT ARE THE HISTORICAL TOTAL RETURNS OF THE REAL ESTATE ACCOUNT?
Please see annual total returns in table below.
TIAA REAL ESTATE ACCOUNT ANNUAL RETURNS

YEAR	TOTAL RETURN (%)	YEAR	TOTAL RETURN (%)	YEAR	TOTAL RETURN (%)
1995*	1.30*	2008	-14.15	2021	17.87
1996	8.33	2009	-27.64	2022	8.19
1997	10.07	2010	13.29	2023	-13.62
1998	8.07	2011	12.99	2024	-4.12
1999	8.17	2012	10.06	2025	3.97
2000	10.66	2013	9.65
2001	6.29	2014	12.22
2002	3.41	2015	8.16
2003	7.50	2016	5.20
2004	12.57	2017	4.37
2005	14.02	2018	4.79
2006	14.04	2019	5.51
2007	13.80	2020	-0.84
* The 1995 performance figure represents cumulative return since inception. The Account’s inception date was October 2, 1995.

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TIAA REAL ESTATE ACCOUNT INVESTMENT PERFORMANCE SUMMARY*
FOR PERIOD ENDING June 30, 2026

Net Assets (in $Bil.)	$22.9
Expense Ratio (Basis Points)**	85.5
1 Year (07/01/2025 - 06/30/26)	4.27%
5 Year (07/01/2021 - 06/30/26)	1.10%
10 Year (07/01/2016 - 06/30/26)	2.72%
Since Inception	5.26%
Inception Date	10/2/1995
* Total returns net of all fees
** Estimated annual expense deductions from the Account’s net assets for the period May 1, 2026 to April 30, 2027.
The performance data quoted represents past performance and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units or shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted herein. For performance current to the most recent month, visit www.tiaa.org or call 888-842-0318.
H2. HOW DO THE REAL ESTATE ACCOUNT RETURNS COMPARE TO PUBLIC STOCK AND BOND INVESTMENTS?
The chart below illustrates the growth of a $1,000 initial investment in the Real Estate Account from the inception of the Account (October 2, 1995) through June 30, 2026 compared to a $1,000 investment in the S&P 500 Index and the Bloomberg U.S. Aggregate Bond Index over the same time period.
Index data source: Factset
In general, investments with the potential for higher returns usually also involve higher risk, or volatility, for investors. However, the Real Estate Account has produced higher total returns than bonds, as represented by the Bloomberg U.S. Aggregate Bond Index, since the inception of the Account but with comparable volatility.
The Real Estate Account has produced lower total returns than stocks, as represented by the S&P 500 Index, since the inception of the Account but the lower return has been accompanied by lower volatility.

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The following table shows total returns and annual standard deviation of returns (volatility) from inception of the Real Estate Account through June 30, 2026.

	Annualized Total Return	Annual Standard Deviation	Index
TIAA Real Estate Account	5.26%*	3.6*
Stocks	10.65%	15.2	S&P 500 Index
Bonds	4.27%	4.1	Bloomberg U.S. Aggregate Bond Index
*Net of fees
H3. WHAT ARE THE REAL ESTATE ACCOUNT’S COMPARISON INDICES AND HOW DOES THE REAL ESTATE ACCOUNT’S PERFORMANCE COMPARE TO THAT OF ITS COMPARISON INDICES?
Management believes the NCREIF Fund Index - Open End Diversified Core Equity ("NFI-ODCE") is the most appropriate index to compare to the performance of the Account. The National Council of Real Estate Fiduciaries ("NCREIF") calculates and publishes performance returns of the NFI-ODCE net of fees and expenses.
The Account is a unique product that allocates its investments to primarily directly-owned real estate and other real estate-related assets, such as REIT common stocks and secondarily to non-real estate related liquid short-term investments. The “Total Return” of the Account represents actual changes in unit values as reported to Account participants in the Account’s historical financial statements; in other words, the Total Return represents the actual performance of the Account.
However, management believes that a comparison of only the Account’s Total Return performance to that of a broad-based index or benchmark does not allow for the Account to be fairly evaluated and compared to other real estate funds, given its unique liquidity guarantee feature.
Please see the Quarterly Performance Analysis document for definitions and additional details on performance.
H4. WHAT IS THE DIFFERENCE BETWEEN THE ACTUAL TOTAL RETURNS AND THE ADJUSTED TOTAL RETURNS?
In order to more appropriately compare the performance of the Account with its peers in the NFI-ODCE, certain aspects of the Account’s historical performance have been adjusted to arrive at the Account’s “Adjusted Total Return.” Adjusting the Total Return of the Account allows for a more equitable assessment and comparison with the other open-ended direct real estate products contained in the NFI-ODCE that may not have a guaranteed liquidity feature and accompanying costs and cash drag embedded in the product.
The Account has historically held in excess of 15% of its net assets in liquid assets (as defined below) in normal circumstances and currently targets to hold between 15% and 25% of its net assets in liquid assets. The adjustments to arrive at Adjusted Total Return effectively remove the low point of this range (the lesser of 15% or the percentage of cash in the Account), as this has generally been the minimum liquid asset level deemed appropriate by management in recent years.
To calculate the Adjusted Total Return, the Account’s total return is adjusted by removing the effect of (i) cash and all liquid, fixed income securities (collectively, “Liquid Assets”) held by the Account at the end of each period (only to the extent such Liquid Assets comprised 15% of the Account’s net assets as of such dates) and (ii) the actual expense charge associated with the liquidity guarantee provided to the Account by TIAA.
Please see the Quarterly Performance Analysis document for definitions and additional details on performance.
H5. WHAT ARE THE INTERNAL RATES OF RETURN (IRR) FOR THE REAL ESTATE ACCOUNT?
While the IRR may be calculated for the underlying properties within the Account, it is neither an applicable measurement nor a good indication of performance for open-end accounts such as the Account. In managing the Account, its portfolio management team has little control over the timing of participant cash flows into or out of the Account.

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H6. IS THE REAL ESTATE ACCOUNT INCLUDED IN A GIPS® COMPLIANT COMPOSITE?
Yes. The TIAA Real Estate GIPS Firm is compliant with the Global Investment Performance Standards (GIPS®). The TIAA Real Estate Account is in the GIPS® Firm definition and is included in the GIPS® compliant Domestic Real Estate Composite.
TIAA Real Estate (the "Firm") has, for the periods from January 1, 2008 through December 31, 2022, established policies and procedures for complying with the Global Investment Performance Standards (GIPS®) related to composite and pooled fund maintenance and the calculation, presentation, and distribution of performance that are designed in compliance with the GIPS® standards, as well as whether these policies and procedures have been implemented on a firm-wide basis. GIPS® is a registered trademark of the CFA Institute.
TIAA Real Estate claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS® standards. TIAA Real Estate has been independently verified for the period January 1, 2008 through December 31, 2022. The verification report(s) is/are available upon request. A firm that claims compliance with the GIPS® standards must establish policies and procedures for complying with all the applicable requirements of the GIPS® standards. Verification provides assurance on whether the firm's policies and procedures related to composite and pooled fund maintenance, as well as the calculation, presentation, and distribution of performance, have been designed in compliance with the GIPS® standards and have been implemented on a firm-wide basis. Verification does not provide assurance on the accuracy of any specific performance report.
For GIPS® purpose, the firm is defined as TIAA Real Estate a distinct unit managed by a dedicated portfolio management team of officers of Teachers Insurance and Annuity Association of America ("TIAA"). The TIAA portfolio management team is supported by members of Nuveen Real Estate (NRE), an affiliate of TIAA. NRE is the real estate investment management division of Nuveen, the global asset management business of TIAA.
A fully compliant GIPS® Report and/or a list and description of all TIAA composites will be made available upon request. For more information about GIPS® compliance and GIPS Reports, please contact your relationship manager.
I. MISCELLANEOUS
I1. IS THERE A DIFFERENCE BETWEEN INVESTING IN THE REAL ESTATE ACCOUNT AND A MUTUAL FUND THAT INVESTS IN PUBLIC REITs (REAL ESTATE INVESTMENT TRUSTS)?
Yes. There are several differences. First, when you invest in the Account, you receive investment exposure to real estate that is directly owned by the Account. When you invest in a mutual fund that invests in public REITs, you invest in a fund that primarily buys publicly traded securities of companies that owns and manages direct real estate investments.
Second, because there are active, liquid markets for publicly traded REIT stocks, there are typically no limitations on transfers in and out of mutual funds that invest in REITs. Conversely, due to the illiquid nature of private real estate, transfers out of the Account to other investments options are limited to once per calendar quarter. Please see FAQ - D2 to see why transfers out of the Account are limited.
Third, under the Account’s current investment guidelines, it intends to maintain a loan-to-value ratio at or below 30% and has a targeted loan-to-value ratio of 25% or less, while the companies in which a REIT mutual fund invests may leverage a higher or lower percentage of their assets. Please see FAQ - A4 for more information regarding leverage in the Account.
Fourth, in addition to being subject to the risks of real estate investing, a REIT mutual fund, unlike the Account, is also subject to market risk and company risk. Given this dynamic, a REIT mutual fund tends to have more volatile daily pricing. The Account is subject to market and company risk only to the extent of its liquid, fixed-income investments portfolio. Real estate investments of the Account are appraised quarterly, as opposed to REIT stocks which are priced every business day on stock exchanges. This may contribute to generally smoother, less volatile performance for the Real Estate Account relative to mutual funds investing in REITs.

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Fifth, there are some differences in expenses between the Account and a REIT mutual fund. The Account's expense ratio (0.855% for the May 1, 2026 to April 30, 2027 period) includes operating costs associated with buying, selling, and managing the Account's portfolio of real estate properties and other assets. REIT fund expenses include costs associated with operating a mutual fund but do not include the operating costs of each individual REIT. REIT operating costs may be reflected in the performance of REIT stocks but are not included in REIT mutual fund expense ratios.
These differences lead to investment performance of REIT mutual funds that can vary substantially from the performance of the Account. For example, the Account’s volatility has been significantly lower than that of REITs over time. Over the three-, five-,ten-year, and since inception periods ended June 30, 2026, the Account realized consistently lower annualized standard deviations than REITs (as measured by the FTSE NAREIT All Equity REITs Total Return Index). Furthermore, REITs returns have been highly correlated to stocks, as represented by the S&P 500 while the Account has shown low correlation to not only stocks, but also bonds and cash (as represented by the Bloomberg U.S. Aggregate Bond Index and the FTSE 3 Month Treasury Index, respectively). Please see FAQ - G2 and FAQ - G3 above for additional information.
I2. IS THERE A REAL ESTATE PEER GROUP OR MORNINGSTAR CATEGORY FOR THE TIAA REAL ESTATE ACCOUNT?
Due to the unique nature of the Account, it does not fit perfectly in any of the existing Morningstar categories. However, Morningstar currently includes the Account in its Miscellaneous Variable Annuity (VA) universe. This categorization can and does result in ratings and rankings that may not be appropriate for direct comparison to other investments that provide exposure to privately held real estate.
Please refer to FAQ - H3 for more information on comparisons to real estate peer groups.
I3. WHERE CAN I GET MORE DETAILED INFORMATION ABOUT THE REAL ESTATE ACCOUNT?
TIAA Real Estate Account Fact Sheet
Quarterly Performance Analysis
TIAA Real Estate Account Prospectus
TIAA Real Estate Account 10-Q

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This material is for informational or educational purposes only and is not fiduciary investment advice or a securities investment strategy, or insurance product recommendation. This material does not consider an individual's own objectives or circumstances which should be the basis of any investment decision.
Annuity products are issued by TIAA (Teachers Insurance and Annuity Association of America), New York, NY.
Variable Annuity account options are available through contracts issued by TIAA or CREF. These contracts are designed for retirement or other long-term goals, and offer a variety of income options, including lifetime income. Payments from the variable annuity accounts and mutual funds are not guaranteed and will rise or fall based on investment performance.
In general, the value of the Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.
The risks associated with investing in the Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.
TIAA-CREF Individual & Institutional Services, LLC, Member FINRA, distributes securities products.
Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity, and may lose value.
You should consider the investment objectives, risks, charges and expenses of the Account carefully before investing. This presentation must be preceded or accompanied by a current prospectus for the Account. Please call 888-842-0318 or go to tiaa.org/advisors for additional copies that contain this and other information. Please read the prospectus carefully before investing.
The Account has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the Account has filed with the Securities and Exchange Commission for more complete information about the Account and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at http://www.sec.gov. Alternatively, the Account and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free 800-842-2776. The Account prospectus may be accessed by clicking here:
TIAA Real Estate Account Prospectus
Any guarantees under annuities issued by TIAA are subject to TIAA’s claims paying ability. Payments under the TIAA Real Estate Account are variable and will rise and fall based on investment performance of the Account.
© 2026 Teachers Insurance and Annuity Association of America (TIAA), 730 Third Avenue, New York, NY 10017-3206.
5825103                                                     (8/26)